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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 7, 2000, except as to the stock split described in Note 1 and Note 11, which are as of March 9, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in Yahoo! Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 7, 2000, except as to the stock split described in Note 1 and Note 11, which are as of March 9, 2000 and the pooling of interests with eGroups, Inc., which is as of August 31, 2000, relating to the supplementary consolidated financial statements of Yahoo! Inc., which appears in the Current Report on Form 8-K of Yahoo! Inc. dated September 1, 2000, as amended on September 22, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
September 22, 2000

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CONSENT OF INDEPENDENT ACCOUNTANTS